EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report of Kyto Biopharma Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2011 as filed with the Securities and Exchange Commission (the “Report”), I, Georges Benarroch, Chief Executive Officer and principal financial and accounting officer, of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: August 15, 2011	/s/ Georges Benarroch
Georges Benarroch Chief Executive Officer, principal executive officer, principal financial and accounting officer